UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California 94085-4521

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On March 4, 2015, Pharmacyclics, Inc., a Delaware corporation (“Pharmacyclics”), AbbVie Inc., a Delaware corporation (“AbbVie”), Oxford Amherst Corporation, a Delaware corporation and a direct wholly owned subsidiary of AbbVie (“Purchaser”) and Oxford Amherst LLC, a Delaware limited liability company and a direct wholly owned subsidiary of AbbVie (“Merger Sub 2” and, together with Purchaser, the “Merger Subs”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”).

The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by Pharmacyclics’ board of directors (the “Pharmacyclics Board”), and the Pharmacyclics Board has resolved to recommend that Pharmacyclics stockholders accept the Offer (as defined below) and tender their shares of Pharmacyclics common stock to Purchaser pursuant to the Offer.

Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, as promptly as practicable (but in no event later than March 23, 2015), Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of Pharmacyclics common stock. In the Offer, subject to the terms and subject to the conditions and limitations set forth in the Merger Agreement, each share of Pharmacyclics common stock accepted by Purchaser will be exchanged for the right to receive, at the election of each Pharmacyclics stockholder, and subject to proration as described in the Merger Agreement:

(i)	$261.25 in cash (the “Cash Consideration”);

(ii)	a number of shares of AbbVie common stock equal to (x) $261.25 divided by (y) the volume weighted average closing sale price of one share of AbbVie common stock as reported on the New York Stock Exchange for the ten consecutive trading days ending on the trading day immediately preceding the expiration of the Offer (as it may be extended in accordance with the Merger Agreement) (such price, the “AbbVie Trading Price”) (the “Stock Consideration”); or

(iii)	$152.25 in cash and a number of shares of AbbVie common stock equal to (x) $109.00 divided by (y) the AbbVie Trading Price (the “Mixed Consideration”).

The number of shares of Pharmacyclics common stock that are exchanged for the Cash Consideration will be subject to proration in the event that Pharmacyclics stockholders elect to receive the Cash Consideration with respect to an aggregate number of shares of Pharmacyclics common stock in excess of (x) 58.3% of the sum of (A) the aggregate number of shares of Pharmacyclics common stock tendered in the Offer (excluding shares that are to receive the Mixed Consideration and shares with respect to which no election is made) plus (B) all shares of Pharmacyclics common stock with respect to which Pharmacyclics stockholders who have properly exercised and perfected dissenters’ rights under the General Corporation Law of the State of Delaware (the “DGCL”) as of the expiration of the Offer (“Dissenting Shares”) minus (y) all Dissenting Shares. The number of shares of Pharmacyclics common stock that are exchanged for the Stock Consideration will be subject to proration in the event that Pharmacyclics stockholders elect to receive the Stock Consideration with respect to an aggregate number of shares of Pharmacyclics common stock in excess of 41.7% of the sum of (A) the aggregate number of shares of Pharmacyclics common stock tendered in the Offer (excluding shares that are to receive the Mixed Consideration and shares with respect to which no election is made) plus (B) all Dissenting Shares.

Following consummation of the Offer, on the terms and subject to the conditions set forth in the Merger Agreement, (i) Purchaser will be merged with and into Pharmacyclics (the “First Merger”), with Pharmacyclics surviving the First Merger and (ii) immediately following the First Merger,

Pharmacyclics will be merged with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger, such that following the Second Merger, the surviving company in the Second Merger will be a wholly owned direct subsidiary of AbbVie. The First Merger will be governed by Section 251(h) of the DGCL. Accordingly, no vote of Pharmacyclics stockholders will be required in connection with the First Merger.

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger, by virtue of the First Merger, each share of Pharmacyclics common stock (other than Dissenting Shares) will be converted into the right to receive, at the election of each Pharmacyclics stockholder, and subject to proration as described in the Merger Agreement: (i) the Cash Consideration, (ii) the Stock Consideration or (iii) the Mixed Consideration. The number of shares of Pharmacyclics common stock that are exchanged for the Cash Consideration will be subject to proration in the event that Pharmacyclics stockholders elect to receive the Cash Consideration with respect to an aggregate number of shares of Pharmacyclics common stock in excess of 58.3% of the aggregate number of shares of Pharmacyclics common stock entitled to receive the merger consideration. The number of shares of Pharmacyclics common stock that are exchanged for the Stock Consideration will be subject to proration in the event that Pharmacyclics stockholders elect to receive the Stock Consideration with respect to an aggregate number of shares of Pharmacyclics common stock in excess of 41.7% of the aggregate number of shares of Pharmacyclics common stock entitled to receive the merger consideration.

If a Pharmacyclics stockholder who validly tenders in the Offer (and does not withdraw) any share of Pharmacyclics common stock does not make an election with respect to such share, or if a Pharmacyclics stockholder who does not tender in the Offer does not make an election with respect to any share of Pharmacyclics common stock converted into the right to receive the merger consideration pursuant to the First Merger, such Pharmacyclics stockholder will be deemed to have elected to receive the Mixed Consideration with respect to such share.

Shares of AbbVie common stock issuable pursuant to the Offer and the First Merger will be registered pursuant to a registration statement to be filed by AbbVie with the Securities and Exchange Commission (the “SEC”) and will be publicly traded on the New York Stock Exchange. No fractional shares of AbbVie common stock will be issuable in the Offer or the First Merger and each Pharmacyclics stockholder who otherwise would be entitled to receive a fraction of a share of AbbVie common stock pursuant to the Offer or the First Merger will be paid an amount in cash (without interest) equal to such fractional part of a share of AbbVie common stock multiplied by the AbbVie Trading Price.

Pharmacyclics and AbbVie intend, for U.S. federal income tax purposes, that the Offer and the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

Pursuant to the terms of the Merger Agreement, each outstanding option to purchase Pharmacyclics common stock and each outstanding restricted stock unit award in respect of Pharmacyclics common stock (each, a “Company Equity Award”) that is outstanding as of immediately prior to the effective time of the First Merger and that is subject to performance-based vesting conditions will become fully vested at such time, with all applicable performance goals deemed achieved at target levels. Each Company Equity Award, whether vested or unvested, that is outstanding as of the effective time of the First Merger will be cancelled and converted into the right to receive a cash payment (less applicable withholding) equal to $261.25 per share multiplied by (b) the number of shares subject to such Company Equity Award, and with respect to any outstanding option, further reduced by the aggregate exercise price of such option (the “Award Cash Payment”). For Company Equity Awards that are vested as of immediately before the effective time of the First Merger, the corresponding Award Cash Payment will be paid in a lump sum immediately following the effective time of the First Merger. For Company Equity Awards that are unvested immediately before the effective time of the First Merger, the corresponding Award Cash Payment will be paid in accordance with the corresponding Company Equity Award’s vesting terms and any unpaid portion of the Award Cash Payment as of December 31 following the effective time First Merger will be paid in a lump sum at that time (the “Payment Date”). If the employment of the holder of any Company Equity Award terminates before the applicable Payment Date under the circumstances that would generally give rise to severance benefits under the Severance Plan (as described below), then any unpaid portion of the Award Cash Payment will become immediately payable in a lump sum.

Prior to the termination of the Offer, Pharmacyclics’ Employee Stock Purchase Plan (the “ESPP”), and each outstanding offering period then in progress, will terminate and each participant’s accumulated contributions to the ESPP will be used to purchase shares of Pharmacyclics’ common stock as of such time in accordance with the terms of the ESPP (and any funds that remain in participants’ account after such purchase shall be returned to the applicable participants). No one may elect to participate in the ESPP after March 4, 2015 and no participant as of March 4, 2015 may increase his or her payroll deduction percentages or purchase elections after March 4, 2015. No new offerings in the ESPP will be made after March 4, 2015.

Consummation of the transaction is subject to the satisfaction or, if permissible, waiver of customary closing conditions, including, but not limited to, (i) that there will have been validly tendered and not validly withdrawn prior to the expiration of the Offer that number of shares of Pharmacyclics common stock that, when added to the shares of Pharmacyclics common stock that, together with any shares of Pharmacyclics common stock owned by AbbVie and Purchaser (if any), represents at least a majority of all then outstanding shares of Pharmacyclics common stock, (ii) the absence of certain legal impediments and (iii) the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is not subject to any financing condition. The parties have made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding the conduct of their respective businesses and the use of reasonable best efforts to cause the conditions to the transaction to be satisfied. The transaction is expected to close in mid-2015, subject to the satisfaction of these conditions.

Pharmacyclics is not permitted to solicit, initiate or knowingly encourage or knowingly facilitate any alternative transaction proposals from third parties or to participate in any negotiations with third parties regarding any alternative transaction proposals. Notwithstanding this limitation, prior to the expiration of the Offer, Pharmacyclics may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that the Pharmacyclics Board has determined in good faith constitutes or is reasonably likely to lead to a superior proposal (as defined in the Merger Agreement). The Pharmacyclics Board may change its recommendation to Pharmacyclics stockholders (subject to AbbVie’s right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if the Pharmacyclics Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the Pharmacyclics Board members’ fiduciary duties under the DGCL, after taking into account any changes to the terms of the Merger Agreement proposed by AbbVie.

The Merger Agreement contains certain termination rights for both Pharmacyclics and AbbVie and further provides that Pharmacyclics must pay AbbVie a termination fee of $680,000,000 in cash upon termination of the Merger Agreement under specified circumstances.

In the Merger Agreement, AbbVie has agreed that, for five years after the consummation of the transaction, it will (i) maintain the name of the surviving company in the Second Merger as “Pharmacyclics”, (ii) maintain the surviving company in the Second Merger as the primary operating entity which owns and markets Imbruvica® (ibrutinib) in the United States, and (iii) market Imbruvica® (ibrutinib) (and any future versions thereof) in the United States under the “Imbruvica®” trade name, in greater size and prominence than any other company trade name on such products, and display, on all packaging materials, labels and promotional materials relating to such products in the United States, the “Imbruvica®” trade name in that manner.

In the Merger Agreement, AbbVie has agreed to assume Pharmacyclics’ employee benefit plans in accordance with their terms and subject to the other terms of the Merger Agreement. For 2 years after the effective time of the First Merger, AbbVie will provide, or cause to be provided, to each Pharmacyclics employee who continues to be employed by AbbVie or its subsidiaries (i) cash compensation opportunities (but not equity based compensation) that are no less favorable in the aggregate to such employee as the cash compensation opportunities provided to such employee immediately prior to the expiration of the Offer and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such employee immediately prior to the expiration of the Offer. AbbVie also has agreed to recognize years of service with Pharmacyclics or its subsidiaries under most employee benefit plans to the extent such service would have been recognized under a corresponding Pharmacyclics employee benefit plan, including for vacation and 401(k) and other retirement plans, except for purposes of determining any accrued benefit under any defined-benefit pension plan, eligibility for retirement under an equity-based compensation plan, eligibility for any retiree health plans operated by AbbVie, or to the extent that any such recognition would result in a duplication of benefits.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by such parties, including being qualified by documents filed with the SEC or by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Pharmacyclics’ or AbbVie’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Pharmacyclics and AbbVie that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that Pharmacyclics and Entropic have filed, or will file, with the SEC.

The foregoing descriptions of the Merger Agreement, the related ancillary agreements and the transaction do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated by reference herein.

Support Agreement

Simultaneously with the execution and delivery of the Merger Agreement, Robert W. Duggan, the chairman and chief executive officer of Pharmacyclics, entered into a support agreement with AbbVie and Purchaser (the “Support Agreement”), pursuant to which Mr. Duggan has agreed, among other things, (i) to tender his shares of Pharmacyclics common stock to Purchaser pursuant to the Offer and (ii) to cause certain Pharmacyclics stockholders affiliated with Mr. Duggan to tender their respective shares of Pharmacyclics common stock to Purchaser pursuant to the Offer.

Pharmacyclics stockholders subject to the Support Agreement (including Mr. Duggan) collectively currently own approximately 17.3% of the outstanding Pharmacyclics common stock. The Support Agreement terminates automatically, among other things, upon the termination of the Merger Agreement. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory; Arrangements of Certain Officers.

Change in Control Severance Plan

On March 4, 2015, the Pharmacyclics Board approved and adopted the Pharmacyclics, Inc. Change in Control Severance Plan (the “Severance Plan”), effective as of March 4, 2015.

Under the Severance Plan, each employee who is employed by Pharmacyclics or any subsidiary or affiliate of Pharmacyclics as of immediately prior to a “Change in Control” (as defined in the Severance Plan to be the completion of the transactions contemplated by the Merger Agreement) (an “Eligible Participant”) who, within the two-year period following the Change in Control, (x) is involuntarily terminated by Pharmacyclics or any subsidiary or affiliate of Pharmacyclics for any reason other than by reason of such Eligible Participant’s retirement, voluntary resignation, death or Disability (as defined in the Severance Plan), or a termination for Cause (as defined in the Severance Plan) or (y) voluntarily resigns for Good Reason (as defined in the Severance Plan) under the circumstances described in the Severance Plan, will receive, subject to the terms and conditions of the Severance Plan, (i) a lump-sum cash severance payment in an aggregate amount equal to the sum of such Eligible Participant’s annual base salary and target annual bonus, each as determined in accordance with the Severance Plan, and (ii) up to twelve months of company-paid COBRA premiums for such Eligible Participant and such Eligible Participant’s family members who have coverage on the date of such Eligible Participant’s termination. Additionally, each Eligible Participant who receives any “excess parachute payments” as determined under Internal Revenue Code Section 280G in connection with the Change in Control will receive a tax “gross-up” from Pharmacyclics with respect to any excise taxes owed thereon.

Payment of any severance benefits under the Severance Plan is conditioned on each Eligible Participant timely signing and not revoking a general release of claims in Pharmacyclics’ favor as well as each Eligible Participant complying with the terms of any confidentiality, proprietary information and inventions agreement and such other appropriate agreement between the Eligible Participant and Pharmacyclics.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the form of the Severance Plan, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

On March 4, 2015, the Pharmacyclics Board approved an amendment to the Amended and Restated Bylaws of Pharmacyclics (the “Bylaw Amendment”), which became effective immediately. The amendment added a new ARTICLE VII, Section 8 that designates the courts of Santa Clara County in the State of California (or, if those courts decline to accept jurisdiction, any federal court within the Northern District State of California), as the sole and exclusive forum for certain legal actions, unless Pharmacyclics consents in writing to the selection of an alternative forum. The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01	Other Events.

Important Additional Information

This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of Pharmacyclics common stock. This communication is for informational purpose only. The tender offer will not be made to, nor will tenders be accepted from, or on behalf of, holders of shares of Pharmacyclics common stock in any jurisdiction in which the making of the tender offer or the acceptance thereof would not comply with the laws of that jurisdiction. Purchaser has not commenced the tender offer for shares of Pharmacyclics common stock described in this communication.

Upon commencement of the tender offer, AbbVie and Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, a letter of transmittal and other related documents. Following commencement of the tender offer, Pharmacyclics will file with the SEC a solicitation/recommendation statement on Schedule 14D-9. In addition, AbbVie will file a prospectus and a registration statement on Form S-4 with the SEC in connection with the proposed transaction.

Pharmacyclics stockholders should read the above referenced documents and materials carefully when such documents and materials become available because they contain important information about the transaction.

Pharmacyclics stockholders may obtain free copies of these documents and materials, any amendments or supplements thereto and other documents containing important information about Pharmacyclics and the transaction, once such documents and materials are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents and materials filed with the SEC by Pharmacyclics will also be available free of charge on Pharmacyclics’ website at www.pharmacyclics.com under the heading “SEC Filings” in the “Investor Relations” portion of Pharmacyclics’ website. Copies of the documents and materials filed with the SEC by AbbVie and/or Purchaser will also be available free of charge on AbbVie’s website at www.abbvie.com under the heading “Reports and Financials” in the “Investors” portion of AbbVie’s website.

Forward-Looking Statements

This communication may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to any statements regarding or relating to the transaction between Pharmacyclics and AbbVie; any statements of expectation or belief; any statement regarding the future financial performance of Pharmacyclics; and any statements of assumptions underlying any of the foregoing. When used in this communication, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “goal”, “should”, “would”, “project”, “plan”, “predict”, “intend”, “target” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to Pharmacyclics and are subject to a number of risks, uncertainties and other factors that could cause results to differ from expectations include, but are not limited to: (i) uncertainties as to the timing of the tender offer and the merger; (ii) uncertainties as to how many of the holders of shares will tender their shares into the tender offer; (iii) the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived; (iv) legal proceedings that may be instituted against Pharmacyclics and others following announcement of the definitive agreement entered into with AbbVie; (v) other business effects, including the effects of industrial, economic or political conditions outside of Pharmacyclics’ control; (vi) transaction costs and/or actual or contingent liabilities; and (vii) other risks and uncertainties. Although Pharmacyclics believes that the expectations reflected in the forward-looking statements are reasonable, Pharmacyclics cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be consistent with these forward-looking statements. Pharmacyclics does not intend to update any of the forward-looking statements after the date of this communication to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of March 4, 2105, by and among by and among AbbVie Inc., Oxford Amherst Corporation, Oxford Amherst LLC and Pharmacyclics, Inc.

3.1	Amendment to Amended and Restated Bylaws of Pharmacyclics, Inc.

10.1	Support Agreement.

10.2	Form of Pharmacyclics, Inc. Change in Control and Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015	PHARMACYCLICS, INC.

(Registrant)

	By:	/s/ Manmeet Soni
Manmeet Soni
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of March 4, 2105, by and among by and among AbbVie Inc., Oxford Amherst Corporation, Oxford Amherst LLC and Pharmacyclics, Inc.

3.1	Amendment to Amended and Restated Bylaws of Pharmacyclics, Inc.

10.1	Support Agreement.

10.2	Form of Pharmacyclics, Inc. Change in Control and Severance Plan